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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
AmeriVest Properties Inc.:

        We consent to the incorporation by reference in the registration statement (Nos. 333-112210, No. 333-101713, and No. 333-44210) on Form S-3 and in the registration statements (No. 333-101803, No. 333-101802, and No. 333-116239) on Form S-8 of AmeriVest Properties Inc. and subsidiaries of our report dated March 16, 2005, with respect to the consolidated balance sheets of AmeriVest Properties Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, which reports appear in the December 31, 2004 annual report on Form 10-K of AmeriVest Properties Inc.

/s/ KPMG LLP

Denver, Colorado
March 16, 2005

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Consent of Independent Registered Public Accounting Firm